Exhibit 99.1

NEWS RELEASE

Donna Smith, Manager Investor Relations	Dan Chmielewski
Rainbow Technologies, Inc.	Rainbow Technologies, Inc.
(949) 450-7350	949-450-7377
f: (949) 753-9507	dchm@rainbow.com
dsmith@rainbow.com

Rainbow Technologies Announces Auditor Rotation

     IRVINE, California – September 29, 2003 — Rainbow Technologies, Inc. (Nasdaq: RNBO) today announced that PriceWaterhouseCoopers has been engaged as the Company’s independent auditors, replacing Ernst & Young LLP.

About Rainbow Technologies, Inc.

     Making security simple since 1979, Rainbow Technologies is a leading provider of proven information security solutions for mission-critical data and applications used in business, organization and government computing environments. Rainbow has been breaking the security paradigm by making complex security simple to implement and use for more than two decades. With headquarters in Irvine, Calif., Rainbow maintains offices and authorized distributors throughout the world. For more information, visit the Web site at http://www.rainbow.com.

# # #

     Rainbow Technologies, Rainbow Mykotronx, NetSwift iGate and iKey are trademarks of Rainbow Technologies, Inc. All other company and product names are trademarks of their respective organizations.